Exhibit (a)(1)(D)

Confirmation E-mail/Letter to Employees who Elect to Participate in the Exchange Program

Dear [Employee Name],

Cutera has received your Election Form dated [Click and Type Date], 2009, by which you elected to have some or all of your Eligible Options cancelled in exchange for New Options, subject to the terms and conditions of the Offer, as follows:

Original Grant Date	Option Number	Exercise Price Per Share	Shares Subject to Eligible Options	Option Exchange Ratio	New Options to be Granted	Exchange Entire Eligible Option?

[Yes]

[Yes]

[No]

[Yes]

If you change your mind, you may change or withdraw your election as to some or all of your Eligible Options by properly completing and signing a new Election Form and delivering it via facsimile or by hand delivery by 9:00 p.m., Pacific Time, on July 6, 2009 to:

Abbey Bautista

Cutera, Inc.

3240 Bayshore Blvd.

Brisbane, California 94005

Fax: (415) 715-3563

The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. Only documents that are complete, signed and actually received by our stock administrator, Abbey Bautista, by the deadline will be accepted. Documents submitted by any other means, including U.S. mail or other post and Federal Express (or similar delivery service) are not permitted. You should direct questions about this Offer to Abbey Bautista at:

Cutera, Inc.

3240 Bayshore Blvd.

Brisbane, California 94005

(415) 657-5563

E-mail: abautista@cutera.com

Please note that our receipt of your Election Form is not by itself an acceptance of the Eligible Options for exchange. For purposes of the Offer, Cutera will be deemed to have accepted Eligible Options for exchange that are validly tendered and not properly withdrawn as of when Cutera gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication. Cutera’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the Offering Period.

This notice does not constitute the Offer to Exchange. The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Election Form; (3) the Instructions Forming Part of the Terms and Conditions of the Offer; and (4) the Agreement to Terms of Election. Requests for additional copies of these documents may be directed to Abbey Bautista, at (415) 657-5563 or abautista@cutera.com. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

Confirmation E-mail/Letter to Employees who Decline Participation in the Exchange Program

Dear [Employee Name],

Cutera has received your Election Form dated [Click and Type Date], 2009, by which you rejected Cutera’s Offer to exchange some or all of your Eligible Options for New Options, as follows:

Original Grant Date	Option Number	Exercise Price Per Share	Shares Subject to Eligible Options	Option Exchange Ratio	New Options to be Granted	Exchange Entire Eligible Option?

[NO]

[NO]

[NO]

[NO]

If you change your mind, you may change or withdraw your election as to some or all of your Eligible Options by properly completing and signing a new Election Form and delivering it via facsimile or by hand delivery by 9:00 p.m., Pacific Time, on July 6, 2009 to:

Abbey Bautista

Cutera, Inc.

3240 Bayshore Blvd.

Brisbane, California 94005

Fax: (415) 715-3563

The submission of the required documents must be made by the deadline indicated above. We cannot accept late submissions, and we therefore urge you to respond early to avoid any last minute problems. Only documents that are complete, signed and actually received by our stock administrator, Abbey Bautista, by the deadline will be accepted. Documents submitted by any other means, including U.S. mail or other post and Federal Express (or similar delivery service) are not permitted. You should direct questions about this Offer to Abbey Bautista at:

Cutera, Inc.

3240 Bayshore Blvd.

Brisbane, California 94005

(415) 657-5563

E-mail: abautista@cutera.com

This notice does not constitute the Offer to Exchange. The full terms of the Offer are described in (1) the Offer to Exchange; (2) the Election Form; (3) the Instructions Forming Part of the Terms and Conditions of the Offer; and (4) the Agreement to Terms of Election. Requests for additional copies of these documents may be directed to Abbey Bautista at (415) 657-5563 or abautista@cutera.com. You may also access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov.